UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Commission file No. 33-24483NY


                        Global Environmental Energy Corp.
                ------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Bahamas                       33-24483-NY                  n/a
------------------------       ----------------------     ----------------------
(State or other jurisdic-      (Commission File  Number)  (IRS Employer
tion of incorporation)                                    Identification Number)


                                Magna Carta Court
                                Parliament Street
                                  PO Box N-918
                                 Nassau, Bahamas
                ------------------------------------------------
                                Business Address


           4640 South Carrollton Ave Suite 2A-6 New Orleans, La 70199
                ------------------------------------------------
                           Principal Place of Business


                                 1-877-723-6315
                ------------------------------------------------
                          Registrant's Telephone Number


                                       N/A
                ------------------------------------------------
           Former Name or Former Address If Changed Since Last Report


                        GLOBAL ENVIRONMENTAL ENERGY CORP
                2002 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
                   -----------------------------------------
                            (Full title of the plan)

Copies to:
                           Wayne Hartke
                           Hartke & Hartke Law Offices
                           7636 Leesburg Pike
                           Falls Church, Va 33480
                           (703) 734-2810

                        Christopher McCormack, President
                              Magna Carta Court
                                Parliament Street
                                  PO Box N-918
                                 Nassau, Bahamas
            -------------------------------------------------------
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

TITLE OF        PROPOSED       PROPOSED       MAXIMUM        AMOUNT OF
SECURITIES      AMOUNT         MAXIMUM        AGGREGATE      REGISTRATION
TO BE           TO BE          OFFERING       OFFERING       FEE (1)
REGISTERED      REGISTERED     PRICE          PRICE
                               PER SHARE
------------    -----------    ---------      ---------      ------------
Common          2,500,000      $1.09         $2,750,000        $320.73
$0.002 par value

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the bid and asked price quoted on the OTC BB for the Company's Common Stock under the symbol "GEEC" as of February 14, 2005, which is within five (5) days prior to the date of filing of this registration statement.

(2) Represents the maximum number of shares which may be issued under the GLOBAL ENVIRONMENTAL ENERGY CORP. Employee/Consultant Stock Compensation Plan (the "Plan").

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Report on Form l0KSBA filed on October , 21, 2004 for the period ended May 31 , 2004;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form 10KSB/A referred to above;

     (3) The description of the Common Stock of the Registrant contained in the Form 10KSB/A referred to above.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

Not applicable.


Item 5. Interests of Named Experts and Counsel.

Not applicable.


Item 6. Indemnification of Directors and Officers.

There is no charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such. However, pursuant to Bahamas Corporation Law Registrant may indemnify its directors, officers, employees against liabilities which they may incur in their capacity as such.

Section of the Bahamas General Corporation Law contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner


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


reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful). Also, the By-Laws of the Company state that the indemnification provisions of Corporation Code shall be utilized to the fullest extent permitted.


Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8. Exhibits.

Exhibit
Number      Description
------    ----------------------------------------------------
5.1    *  Opinion of Harke & Hartke Law Office

10.35  *  GLOBAL  ENVIRONMENTAL  ENERGY  CORP  2005   Employee/Consultant  Stock
          Compensation Plan

23.1   *  Consent of Berkovits and Lago and Company LLP

23.2 * Consent of Hartke & Hartke Law Office (contained in the opinion filed as Exhibit 5.1 hereof)
---------------------------------
*  filed herewith


Item 9. Undertakings.

The Registrant hereby undertakes:

     (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.


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



                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of New Providence, Bahamas, on Febuary 16, 2005


                     GLOBAL ENVIRONMENTAL ENERGY CORP
                                  (Registrant)


By: /s/ Christopher McCormack
------------------------------------
Christopher McCormack, President and Director


By:/s/ Salim Ghafari
-------------------------------------
Salim Ghafari, Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                            Title                   Date


/s/ Christopher McCormack
----------------------------------
Christopher McCormack             President and Director      February 16, 2005

/s/ Salim Ghafari
----------------------------------
Salim Ghafari                     Chief Financial Officer     February 16, 2005
                                  and Director











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